UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The Company is amending its Current Report on Form 8-K filed February 28, 2008 to disclose that an authorized officer of the Company discussed the disclosure contained in the Form 8-K with its independent registered public accounting firm, Grant Thornton LLP. The Company’s Form 8-K filed February 28, 2008 is not changed in any other respects. In accordance with Securities Exchange Act Rule 12b-15, the complete text of Item 4.02 as amended is set forth below.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 22, 2008, the registrant’s Chief Financial Officer after consultation with the Chairman of the registrant’s Audit Committee reached a conclusion that disclosure should be made to prevent future reliance on previously issued interim financial statements contained in the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 because of an error in computing income tax expense. The error is primarily related to the amount of taxable gain on the sale of its subsidiary, Pemco World Air Services, Inc., or PWAS. PWAS comprised the registrant’s Commercial Services Segment and is presented as a discontinued operation in the Form 10-Q.

Management is working diligently to finalize the effect of the corrections to the Company’s accounting for income taxes. On a preliminary basis, the restatement for nine months and three months ended September 30, 2007 is expected to result in an increase in net income of approximately $2.1 million and an increase in retained earnings of approximately $2.1 million. The allocation of income tax expense to continuing operations, discontinued operations and the gain on the sale of PWAS has not yet been finalized. An amended Form 10-Q with restated financial results for the quarterly period ended September 30, 2007 is expected to be filed with the Securities and Exchange Commission by March 14, 2008. The unaudited information described herein may differ materially from the Company’s restated financial statements that are finally issued in the amended Form 10-Q. Management is currently assessing whether the error in computing income tax expense impacts any past conclusions or current evaluations regarding the effectiveness of the registrant’s disclosure controls and procedures.

An authorized officer of the registrant, its Chief Financial Officer, has discussed with the registrant’s independent registered public accounting firm, Grant Thornton LLP, the matters disclosed in this filing pursuant to this Item 4.02(a).

This Current Report on Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the review of the restatement of the quarter ended September 30, 2007 by the Company’s independent registered accounting firm; negative reactions from the Company’s stockholders, creditors or customers to the results of the restatement or further delay in providing financial information caused by the restatement; the impact and result of any litigation, any action by The Nasdaq Stock Market, or of any investigation by the SEC or any other governmental agency related to the Company; the Company’s ability to successfully implement internal controls and procedures that ensure timely, effective and accurate financial reporting; changes in economic conditions; the Company’s ability to obtain additional contracts and perform under existing contracts; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Reports on Forms 10-Q filed during 2007. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2008	ALABAMA AIRCRAFT INDUSTRIES, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Sr. Vice President and Chief Financial Officer